Exhibit 99.1

Endurance International Group Reports 2020 Second Quarter Results and Announces the Acquisition of Retention Science

•	GAAP revenue of $274.0 million

•	Net income of $4.6 million

•	Adjusted EBITDA of $84.0 million

•	Cash flow from operations of $67.8 million

•	Free cash flow of $55.9 million

•	Total subscribers on platform were approximately 4.877 million at June 30, 2020

BURLINGTON, MA (July 30, 2020) — Endurance International Group Holdings, Inc. (NASDAQ: EIGI), a leading provider of cloud-based platform solutions designed to help small and medium-sized businesses succeed online, today reported financial results for its second quarter ended June 30, 2020.

“Against a backdrop of significant macro-economic disruption due to the COVID-19 pandemic, we are encouraged by the resilience of small businesses and their drive to adapt. As we noted in our preliminary update two weeks ago, we see secular demand for our products and services and are pleased with our subscriber additions and revenue growth,” commented Jeffrey H. Fox, president and chief executive officer of Endurance International Group.

“As we execute the second half of 2020, we remain focused on investments that we believe will increase the value we deliver to our customers, including an expanded solution set. As such, we are pleased to announce that we signed an agreement to acquire Retention Science, an AI-driven provider of e-commerce email marketing services.”

Retention Science Acquisition

Retention Science is located in Santa Monica, California. Under the terms of the definitive merger agreement, Endurance will acquire Retention Science for approximately $35.0 million, consisting of $17.5 million to be paid in cash upon close and the remaining $17.5 million to be paid in a combination of deferred consideration and earnouts over the next three years. The closing of the transaction is subject to customary closing conditions and is expected to close on or before August 15, 2020.

“We are excited to add the Retention Science team to Endurance and to our digital marketing business. The Retention Science platform allows us to complement our e-commerce capabilities following the acquisition of Ecomdash last year, and supports our strategic focus on investing to expand our total addressable market,” continued Mr. Fox.

Second Quarter 2020 Financial Highlights

As previously disclosed, the Company completed the sale of SinglePlatform on December 5, 2019. For year over year comparative purposes, selected figures presented below do not adjust for the sale of SinglePlatform unless noted.

•

Revenue for the second quarter of 2020 was $274.0 million, an increase of 1 percent compared to revenue of $271.4 million in the second quarter of 2019, excluding SinglePlatform. Revenue in the second quarter of 2019 was $278.2 million, including the contribution of approximately $6.8 million from SinglePlatform.

•	Net income for the second quarter of 2020 was $4.6 million, or $0.03 per diluted share, compared to net loss of $26.2 million, or $(0.18) per diluted share, for the second quarter of 2019.

•

Adjusted EBITDA for the second quarter of 2020 was $84.0 million, an increase of 12 percent compared to second quarter 2019 adjusted EBITDA of $75.3 million, excluding SinglePlatform. Adjusted EBITDA in the second quarter of 2019 was $76.3 million, including the contribution of approximately $1.1 million from SinglePlatform.

•	Cash flow from operations for the second quarter of 2020 was $67.8 million, a increase of 14 percent compared to $59.7 million for the second quarter of 2019.

•

Free cash flow, defined as cash flow from operations less capital expenditures and financed equipment obligations, for the second quarter of 2020 was $55.9 million, a increase of 17 percent compared to $47.6 million for the second quarter of 2019.

•

Under its previously announced authorization, during the quarter, the Company repurchased 1,105,100 shares for a total of $2.1 million, at an average price per share of $1.90. Year to date, the Company repurchased 8,708,720 shares for a total of $14.4 million, at an average price per share of $1.66.

Second Quarter 2020 Operating Highlights

•

Total subscribers on platform at June 30, 2020 were approximately 4.877 million, compared to approximately 4.769 million subscribers at June 30, 2019 and approximately 4.766 million subscribers at December 31, 2019. See “Total Subscribers” below.

•

Average revenue per subscriber, or ARPS, for the second quarter of 2020 was $18.92, compared to $19.42 for the second quarter 2019 and $19.34 for the fourth quarter of 2019. See “Average Revenue Per Subscriber” below.

Fiscal 2020 Guidance

The Company is providing the following guidance as of the date of this release, July 30, 2020, which is consistent with guidance reintroduced in its release dated July 14, 2020. For the full year ending December 31, 2020, the Company expects:

	2019 Actual As Reported	2019 Adjusted for SinglePlatform Sale*	2020 Guidance (as of July 30, 2020)
GAAP Revenue	$1.113 billion	$1.088 billion	~$	1.100 billion
Adjusted EBITDA	$314 million	$310 million	~$	300 million

In addition, for 2020 the Company expects cash flow from operations of $175 million and free cash flow of approximately $125 million.

Adjusted EBITDA and free cash flow are non-GAAP financial measures. The Company is unable to reconcile adjusted EBITDA guidance to GAAP without unreasonable efforts, as further discussed below in “Non-GAAP Financial Measures.”

*

As previously disclosed, the Company sold its SinglePlatform business on December 5, 2019. These figures represent revenue and adjusted EBITDA for the periods shown as if the Company had sold this business prior to January 1, 2019. From January 1, 2019 until the sale date, the SinglePlatform business contributed approximately $25.4 million in GAAP revenue and $4.0 million in adjusted EBITDA (excluding the impact of corporate cost allocations).

Conference Call and Webcast Information

Endurance International Group’s second quarter 2020 financial results teleconference and webcast is scheduled to begin at 8:00 a.m. EDT on Thursday, July 30, 2020. To participate on the live call, analysts and investors should dial (888) 734-0328 at least ten minutes prior to the call. Endurance International Group will also offer a live and archived webcast of the conference call, accessible from the Investor Relations section of the Company’s website at http://ir.endurance.com.

Forward-Looking Statements

This press release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements about our guidance for fiscal year 2020, the closing, timing, and the anticipated benefits from the Retention Science acquisition, our belief that investments will increase the value delivered to our customers, and our expectations of future growth and financial and operational performance in general. These forward-looking statements include, but are not limited to, plans, objectives, expectations and intentions and other statements contained in this press release that are not historical facts, and statements identified by words such as “expects,” “believes,” “estimates,” “may,” “continue,” “positions,” “confident,” and variations of such words or words of similar meaning and the use of future dates. These forward-looking statements reflect our current views about our plans, intentions, expectations, strategies and prospects, which are based on the information currently available to us and on assumptions we have made. Although we believe that our plans, intentions, expectations, strategies and prospects as reflected in or suggested by those forward-looking statements are reasonable, we can give no assurance that these plans, intentions, expectations or strategies will be attained or achieved. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control including, without limitation: the possibility that the impact of the COVID-19 pandemic on the economy and our business will be different from or more extensive than we expect; the possibility that the Retention Science acquisition will not be completed; the possibility that the Retention Science acquisition or our other planned investment initiatives will not result in the anticipated benefits to our business; the possibility that we will be unable to maintain subscriber growth; an adverse impact on our business from litigation or regulatory proceedings or commercial disputes; an adverse impact on our business from our substantial indebtedness and the cost of servicing our debt; the rate of growth of the Small and Medium Business (“SMB”) market for our solutions or the impact of COVID-19 on that market; our inability increase sales to our existing subscribers or retain our existing subscribers; system or Internet failures; our inability to maintain or improve our competitive position or market share; and other risks and uncertainties discussed in our filings with the SEC, including those set forth under the caption “Risk Factors” in our Annual Report on Form 10-K for the period ended December 31, 2019 filed with the SEC on February 14, 2020 and in our Quarterly Report on Form 10-Q for the period ended March 31, 2020, filed with the SEC on May 6, 2020, and other reports we file with the SEC. We assume no obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise.

About Endurance International Group

Endurance International Group Holdings, Inc. (NASDAQ:EIGI) helps millions of small businesses worldwide with products and technology to enhance their online web presence, email marketing, business solutions, and more. The Endurance family of brands includes: Constant Contact, Bluehost, HostGator and Domain.com, among others. Headquartered in Burlington, Massachusetts, Endurance employs approximately 3,600 people across the United States, Brazil, India and the Netherlands. For more information, visit: www.endurance.com.

Endurance International Group and the compass logo are trademarks of The Endurance International Group, Inc. Constant Contact, the Constant Contact logo and other brand names of Endurance International Group are trademarks of The Endurance International Group, Inc. or its subsidiaries.

Investor Contact:

Angela White

Endurance International Group

(781) 852-3450

ir@endurance.com

Press Contact:

Kristen Andrews

Endurance International Group

(781) 418-6716

press@endurance.com

Non-GAAP Financial Measures

In addition to our financial information presented in accordance with GAAP, we use adjusted EBITDA and free cash flow, which are non-GAAP financial measures, to evaluate the operating and financial performance of our business, identify trends affecting our business, develop projections and make strategic business decisions. In this press release, we are also presenting the following additional non-GAAP financial measures for certain periods: revenue - excluding SinglePlatform and adjusted EBITDA - excluding SinglePlatform. A non-GAAP financial measure is a numerical measure of a company’s operating performance, financial position or cash flow that excludes amounts that are included in the most directly comparable measure calculated and presented in accordance with GAAP or includes amounts that are excluded from the most directly comparable measure calculated and presented in accordance with GAAP.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP and exclude expenses that may have a material impact on our reported financial results. For example, adjusted EBITDA excludes interest expense, which has been and will continue to be for the foreseeable future a significant recurring expense in our business. The presentation of non-GAAP financial information is not meant to be considered in isolation from, or as a substitute for, the most directly comparable financial measures prepared in accordance with GAAP. We urge you to review the additional information about our non-GAAP measures shown below, including the reconciliations of these non-GAAP financial measures to their comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.

Revenue - excluding SinglePlatform is a non-GAAP financial measure that we calculate as revenue excluding revenue contributed by our SinglePlatform business, which we sold on December 5, 2019. We believe that this measure helps investors evaluate and compare our past performance excluding the impact of a non-core business that we have sold.

Adjusted EBITDA is a non-GAAP financial measure that we calculate as net (loss) income, excluding the impact of interest expense (net), income tax expense (benefit), depreciation, amortization of other intangible assets, stock-based compensation, restructuring expenses, transaction expenses and charges, gain on sale of business, (gain) loss of unconsolidated entities, impairment of goodwill and other longlived assets, and shareholder litigation reserve. We view adjusted EBITDA as a performance measure and believe it helps investors evaluate and compare our core operating performance from period to period.

Adjusted EBITDA - excluding SinglePlatform is a non-GAAP financial measure that we calculate as adjusted EBITDA less adjusted EBITDA contributed by our SinglePlatform business, which we sold on December 5, 2019. Adjusted EBITDA contributed by our SinglePlatform business excludes the impact of corporate costs that we had allocated to SinglePlatform. We believe that this measure helps investors evaluate and compare our past performance excluding the impact of a non-core business that we have sold.

Free Cash Flow, or FCF, is a non-GAAP financial measure that we calculate as cash flow from operations less capital expenditures and financed equipment. We believe that FCF provides investors with an indicator of our ability to generate positive cash flows after meeting our obligations with regard to capital expenditures (including financed equipment).

Fiscal 2020 guidance included in this press release includes forward-looking guidance for adjusted EBITDA and FCF. A reconciliation of FCF guidance to cash flow from operations is included below. We are unable to reconcile our adjusted EBITDA guidance to net (loss) income because certain information necessary for this reconciliation is not available without unreasonable efforts since it is difficult to predict and/or dependent on future events that are outside of our control. In particular, we are unable to provide reasonable predictions of the following reconciling items: income tax expense (benefit), transaction expenses and charges, and impairment of goodwill and other long-lived assets. These items are difficult to predict with a reasonable degree of accuracy because of unanticipated changes in our GAAP effective income tax rate, a primary contributor to net (loss) income; uncertain or unanticipated acquisition costs; and unanticipated charges related to asset impairments. The impact of these items, in the aggregate, could be significant. With respect to the other reconciling items, as of the date of this press release, we expect the following for 2020 (all amounts are estimated, approximate, and subject to change): interest expense (net) of $123 million, depreciation expense of $50 million, amortization expense for other intangible assets of $70 million, and stock-based compensation expense of $38 million, restructuring expense of $2 million and gain on sale of assets of $(2) million. At this time, we do not expect expenses in 2020 for the remaining reconciling items. These forward-looking estimates of reconciling items may differ materially from our actual results and should not be relied upon as statements of fact.

Key Operating Metrics

Total Subscribers - We define total subscribers as the approximate number of subscribers that, as of the end of a period, are identified as subscribing directly to our products on a paid basis, excluding accounts that access our solutions via resellers or that purchase only domain names from us. Subscribers of more than one brand, and subscribers with more than one distinct billing relationship or subscription with us, are counted as separate subscribers. Total subscribers for a period reflects adjustments to add or subtract subscribers as we integrate acquisitions and/or are otherwise able to identify subscribers that meet, or do not meet, this definition of total subscribers. In the second quarter of 2020, these adjustments had a negative impact on total subscriber count of approximately 12,000.

Average Revenue Per Subscriber (ARPS) - We calculate ARPS as the amount of revenue we recognize in a period, including marketing development funds and other revenue not received from subscribers, divided by the average of the number of total subscribers at the beginning of the period and at the end of the period, which we refer to as average subscribers for the period, divided by the number of months in the period. See definition of “Total Subscribers” above. ARPS does not represent an exact measure of the average amount a subscriber spends with us each month, since our calculation of ARPS is impacted by revenues generated by non-subscribers.

Endurance International Group Holdings, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	December 31, 2019	June 30, 2020
		(unaudited)
Assets
Current assets:
Cash and cash equivalents	$111,265	$149,193
Restricted cash	1,732	1,632
Accounts receivable	10,224	10,734
Prepaid domain name registry fees	55,237	57,716
Prepaid commissions	38,435	39,879
Prepaid and refundable taxes	6,810	5,290
Prepaid expenses and other current assets	23,883	26,718

Total current assets	247,586	291,162
Property and equipment—net	85,925	91,024
Operating lease right-of-use assets	90,519	79,397
Goodwill	1,835,310	1,834,685
Other intangible assets—net	245,002	210,044
Deferred financing costs—net	1,778	1,340
Investments	15,000	15,000
Prepaid domain name registry fees, net of current portion	11,107	12,187
Prepaid commissions, net of current portion	48,780	58,267
Deferred tax asset	64	196
Other assets	3,015	2,900

Total assets	$2,584,086	$2,596,202

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$10,054	$15,134
Accrued expenses	64,560	67,297
Accrued taxes	251	1,230
Accrued interest	23,434	21,580
Deferred revenue	369,475	382,489
Operating lease liabilities—short term	21,193	18,775
Current portion of notes payable	31,606	31,606
Current portion of financed equipment	790	4,017
Deferred consideration—short term	2,201	746
Other current liabilities	2,165	2,757

Total current liabilities	525,729	545,631
Long-term deferred revenue	99,652	104,023
Operating lease liabilities—long term	78,151	69,746
Notes payable—long term, net of original issue discounts of $16,859 and $14,356 and deferred financing costs of $25,690 and $21,967, respectively	1,649,867	1,628,060
Financed equipment—long term	—	401
Deferred tax liability	27,097	32,916
Other liabilities	6,636	10,508

Total liabilities	2,387,132	2,391,285

Stockholders’ equity:
Preferred Stock—par value $0.0001; 5,000,000 shares authorized; no shares issued or outstanding	—	—
Common Stock—par value $0.0001; 500,000,000 shares authorized; 146,259,868 and 147,570,072 shares issued at December 31, 2019 and June 30, 2020, respectively; 146,259,868 and 140,433,255 outstanding at December 31, 2019 and June 30, 2020, respectively	15	16
Additional paid-in capital	996,958	1,013,802
Treasury stock, at cost, 0 and 7,136,817 shares at December 31, 2019 and June 30, 2020, respectively	—	(11,828)
Accumulated other comprehensive loss	(4,088)	(3,496)
Accumulated deficit	(795,931)	(793,577)

Total stockholders’ equity	196,954	204,917

Total liabilities and stockholders’ equity	$2,584,086	$2,596,202

Endurance International Group Holdings, Inc.

Consolidated Statements of Operations and Comprehensive Income (Loss)

(unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
Revenue	$278,204	$273,987	$558,887	$546,181
Cost of revenue (including impairment of $17,892 for the three and six months ended June 30, 2019)	139,587	113,065	263,441	229,329

Gross profit	138,617	160,922	295,446	316,852

Operating expense:
Sales and marketing	65,490	63,062	132,078	130,253
Engineering and development	25,348	24,659	49,042	51,533
General and administrative	31,124	28,901	62,517	59,777
Gain on sale of intangible assets	—	(2,365)	—	(2,365)

Total operating expense	121,962	114,257	243,637	239,198

Income from operations	16,655	46,665	51,809	77,654

Other income (expense):
Interest income	314	162	605	332
Interest expense	(37,037)	(31,186)	(74,251)	(63,920)

Total other expense—net	(36,723)	(31,024)	(73,646)	(63,588)

(Loss) income before income taxes and equity earnings of unconsolidated entities	(20,068)	15,641	(21,837)	14,066
Income tax expense	6,160	11,043	7,879	11,712

Net (loss) income	$(26,228)	$4,598	(29,716)	2,354

Comprehensive (loss) income:
Foreign currency translation adjustments	348	434	(53)	(123)
Unrealized gain (loss) on cash flow hedge, net of tax benefit (expense) of $(35) and $269 for the three and six months ended June 30, 2019, respectively, and $(111) and $(231) for the three and six months ended June 30, 2020, respectively	110	343	(851)	715

Total comprehensive (loss) income	$(25,770)	$5,375	$(30,620)	$2,946

Basic net (loss) income per share	$(0.18)	$0.03	$(0.21)	$0.02

Diluted net (loss) income per share	$(0.18)	$0.03	$(0.21)	$0.02

Weighted-average common shares used in computing net (loss) income per share:

Basic	145,308,823	141,380,644	144,414,929	143,703,943

Diluted	145,308,823	142,258,812	144,414,929	145,783,086

Endurance International Group Holdings, Inc.

Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
Cash flows from operating activities:
Net (loss) income	$(26,228)	$4,598	$(29,716)	$2,354
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation of property and equipment	10,899	12,746	22,105	25,442
Amortization of other intangible assets	21,349	17,282	42,469	34,593
Impairment of long-lived assets	17,892	—	17,892	—
Amortization of deferred financing costs	1,776	1,939	3,509	3,792
Amortization of net present value of deferred consideration	59	21	120	45
Amortization of original issue discounts	1,111	1,183	2,198	2,367
Stock-based compensation	9,354	9,595	18,370	19,431
Deferred tax expense	3,533	6,933	2,627	5,455
Loss on sale of assets	110	—	136	—
Gain on sale of intangible assets	—	(2,365)	—	(2,365)
Loss on early extinguishment of debt	—	94	—	83
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	590	(154)	(793)	(850)
Prepaid and refundable taxes	1,316	153	725	1,512
Prepaid expenses and other current assets	4,620	(5,093)	2,328	(18,090)
Leases right-of-use asset, net	80	355	653	318
Accounts payable and accrued expenses	16,377	13,143	(15,135)	8,274
Deferred revenue	(3,158)	7,323	7,241	20,302

Net cash provided by operating activities	59,680	67,753	74,729	102,663

Cash flows from investing activities:
Purchases of property and equipment	(10,741)	(10,093)	(16,164)	(20,009)
Proceeds from sale of intangible assets	—	2,705	—	2,705

Net cash used in investing activities	(10,741)	(7,388)	(16,164)	(17,304)

Cash flows from financing activities:
Repayments of term loans	(25,000)	(7,901)	(50,000)	(15,803)
Repayments of senior notes	—	(8,971)	—	(11,807)
Purchase of treasury stock	—	(2,792)	—	(14,428)
Principal payments on financed equipment	(1,291)	(1,720)	(3,861)	(2,974)
Payment of deferred consideration	(2,500)	(1,500)	(2,500)	(1,500)
Proceeds from exercise of stock options	17	—	22	13

Net cash used in financing activities	(28,774)	(22,884)	(56,339)	(46,499)

Net effect of exchange rate on cash and cash equivalents and restricted cash	470	(195)	(152)	(1,032)

Net increase in cash and cash equivalents and restricted cash	20,635	37,286	2,074	37,828
Cash and cash equivalents and restricted cash:
Beginning of period	72,015	113,539	90,576	112,997

End of period	$92,650	$150,825	$92,650	$150,825

Supplemental cash flow information:
Interest paid	$24,094	$19,170	$68,353	$58,604
Income taxes paid	$(1,142)	$3,226	$724	$3,205
Assets acquired under equipment financing	$—	$—	$—	$7,704

GAAP to Non-GAAP Reconciliation - Adjusted EBITDA

The following table presents a reconciliation of net (loss) income calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
Net (loss) income	$(26,228)	$4,598	$(29,716)	$2,354
Interest expense, net(1)	36,723	31,024	73,646	63,588
Income tax expense	6,160	11,043	7,879	11,712
Depreciation	10,899	12,746	22,105	25,442
Amortization of other intangible assets	21,349	17,282	42,469	34,593
Stock-based compensation	9,354	9,595	18,370	19,431
Restructuring expenses	183	34	2,198	1,716
Gain on sale of intangible assets	—	(2,365)	—	(2,365)
Gain on sale of business	—	—	—	—
Transaction expenses and charges	—	—	—	—
Impairment of goodwill and other long-lived assets	17,892	—	17,892	—
Shareholder litigation reserve	—	—	—	—

Adjusted EBITDA	$76,332	$83,957	$154,843	$156,471

(1)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income.

GAAP to Non-GAAP Reconciliation – Free Cash Flow

The following table reflects the reconciliation of cash flow from operations to free cash flow (“FCF”) (all data in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
Cash flows from operations	$59,680	$67,753	$74,729	$102,663
Less:
Capital expenditures and financed equipment obligations(1)	(12,032)	(11,813)	(20,025)	(22,983)

Free cash flow	$47,648	$55,940	$54,704	$79,680

(1)

Capital expenditures during the three months ended June 30, 2019 and 2020 includes $1.3 million and $1.7 million, respectively, of principal payments under a three year agreement for equipment financing. Capital expenditures during the six months ended June 30, 2019 and 2020 includes $3.9 million and $3.0 million, respectively, of principal payments under a three year agreement for equipment financing. The remaining balance on the equipment financing is $4.4 million as of June 30, 2020.

Average Revenue Per Subscriber - Calculation and Segment Detail

We report our financial results in two segments - web presence and digital marketing.

•

Web presence. The web presence segment consists of our web hosting brands, including Bluehost and HostGator, as well as our domain-focused brands such as Domain.com, ResellerClub and LogicBoxes. This segment includes web hosting, website security, website design tools and services, e-commerce products, domain names and domain privacy. It also includes the sale of domain management services to resellers and end users, as well as premium domain names, and generates advertising revenue from domain name parking. The results presented below for the web presence segment include the former domain segment, which was consolidated into the web presence segment beginning with the first quarter of 2020.

•

Digital marketing. The digital marketing segment consists of Constant Contact email marketing tools and related products. This segment also generates revenue from sales of our Constant Contact-branded website builder tool and our Ecomdash inventory management and marketplace listing solution. For most of 2019, the digital marketing segment also included the SinglePlatform digital storefront business, which was sold on December 5, 2019.

The following table presents the calculation of ARPS, on a consolidated basis and by segment (all data in thousands, except ARPS data):

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2020	2019	2020
Consolidated revenue	$278,204	$273,987	$558,887	$546,181
Consolidated total subscribers	4,769	4,877	4,769	4,877
Consolidated average subscribers for the period	4,776	4,828	4,786	4,821
Consolidated ARPS	$19.42	$18.92	$19.46	$18.88

Web presence revenue	$175,725	$176,360	$353,668	$350,650
Web presence subscribers	4,277	4,405	4,277	4,405
Web presence average subscribers for the period	4,283	4,357	4,292	4,351
Web presence ARPS	$13.68	$13.49	$13.73	$13.43

Digital marketing revenue	$102,479	$97,627	$205,219	$195,531
Digital marketing subscribers	492	472	492	472
Digital marketing average subscribers for the period	493	471	494	470
Digital marketing ARPS	$69.28	$69.00	$69.21	$69.29

The following table presents revenue, gross profit, and a reconciliation by segment of net (loss) income calculated in accordance with GAAP to adjusted EBITDA (all data in thousands):

	Three Months Ended June 30, 2019
	Web presence	Digital marketing	Total
Revenue	$175,725	$102,479	$278,204
Gross profit	$65,028	$73,589	$138,617

Net (loss) income	$(30,392)	$4,164	$(26,228)
Interest expense, net(1)	17,613	19,110	36,723
Income tax expense	3,891	2,269	6,160
Depreciation	8,670	2,229	10,899
Amortization of other intangible assets	9,941	11,408	21,349
Stock-based compensation	6,132	3,222	9,354
Restructuring expenses	160	23	183
Gain on sale of intangible assets	—	—	—
Gain on sale of business	—	—	—
Transaction expenses and charges	—	—	—
Impairment of goodwill and other long-lived assets	17,892	—	17,892
Shareholder litigation reserve	—	—	—

Adjusted EBITDA	$33,907	$42,425	$76,332 *

	Three Months Ended June 30, 2020
	Web presence	Digital marketing	Total
Revenue	$176,360	$97,627	$273,987
Gross profit	$88,594	$72,328	$160,922

Net (loss) income	$(2,016)	$6,614	$4,598
Interest expense, net(1)	14,866	16,158	31,024
Income tax expense	7,108	3,935	11,043
Depreciation	10,364	2,382	12,746
Amortization of other intangible assets	7,561	9,721	17,282
Stock-based compensation	6,320	3,275	9,595
Restructuring expenses	—	34	34
Gain on sale of intangible assets	(2,365)	—	(2,365)
Gain on sale of business	—	—	—
Transaction expenses and charges	—	—	—
Impairment of goodwill and other long-lived assets	—	—	—
Shareholder litigation reserve	—	—	—

Adjusted EBITDA	$41,838	$42,119	$83,957

(1)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income.
*

Excluding SinglePlatform, which contributed approximately $1.1 million in adjusted EBITDA (excluding the impact of corporate cost allocations) in the three months ended June 30, 2019, adjusted EBITDA would have been approximately $75.3 million.

	Six Months Ended June 30, 2019
	Web presence	Digital marketing	Total
Revenue	$353,668	$205,219	$558,887
Gross profit	$147,810	$147,636	$295,446

Net (loss) income	$(39,818)	$10,102	$(29,716)
Interest expense, net(1)	37,142	36,504	73,646
Income tax expense	4,982	2,897	7,879
Depreciation	17,552	4,553	22,105
Amortization of other intangible assets	19,778	22,691	42,469
Stock-based compensation	12,065	6,305	18,370
Restructuring expenses	821	1,377	2,198
Gain on sale of intangible assets	—	—	—
Gain on sale of business	—	—	—
Transaction expenses and charges	—	—	—
Impairment of goodwill and other long-lived assets	17,892	—	17,892
Shareholder litigation reserve	—	—	—

Adjusted EBITDA	$70,414	$84,429	$154,843 *

	Six Months Ended June 30, 2020
	Web presence	Digital marketing	Total
Revenue	$350,650	$195,531	$546,181
Gross profit	$172,736	$144,116	$316,852

Net (loss) income	$(9,250)	$11,604	$2,354
Interest expense, net(1)	30,470	33,118	63,588
Income tax expense	7,536	4,176	11,712
Depreciation	20,787	4,655	25,442
Amortization of other intangible assets	15,151	19,442	34,593
Stock-based compensation	12,910	6,521	19,431
Restructuring expenses	1,032	684	1,716
Gain on sale of intangible assets	(2,365)	—	(2,365)
Gain on sale of business	—	—	—
Transaction expenses and charges	—	—	—
Impairment of goodwill and other long-lived assets	—	—	—
Shareholder litigation reserve	—	—	—

Adjusted EBITDA	$76,271	$80,200	$156,471

(1)	Interest expense includes impact of amortization of deferred financing costs, original issuance discounts and interest income.
*

Excluding SinglePlatform, which contributed approximately $2.6 million in adjusted EBITDA (excluding the impact of corporate cost allocations) in the six months ended June 30, 2019, adjusted EBITDA would have been approximately $152.2 million.

GAAP to Non-GAAP Reconciliation of Fiscal Year 2020 Guidance (as of July 30, 2020) - Free Cash Flow

The following table reflects the reconciliation of fiscal year 2020 estimated cash flow from operations calculated in accordance with GAAP to fiscal year 2020 guidance for free cash flow. All figures shown are approximate.

($ in millions)	Twelve Months Ending December 31, 2020
Estimated cash flow from operations	$175
Estimated capital expenditures and financed equipment obligations	(50)

Free cash flow guidance	$125